UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908)-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher K. DeSalvo as Chief Financial Officer and Operations Vice President

On January 4, 2024, Vislink Technologies, Inc. (the “Company”) announced the appointment of Christopher K. DeSalvo, 56, as Chief Financial Officer and Operations Vice President of the Company, effective as of January 4, 2024. Mr. DeSalvo is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. DeSalvo and any other persons pursuant to which he was selected as Chief Financial Officer and Operations Vice President. Paul Norridge will be transitioning from his role as Chief Financial Officer of the Company to take on the position of Vice President of Finance until March 31, 2024 where he will transition to an advisor to the Company as needed.

Pursuant to an offer letter (the “DeSalvo Offer Letter”), Mr. DeSalvo will receive an annual base salary of $275,000 per year, and a discretionary bonus opportunity of up to 50% to 100% of base salary upon attainment of target and maximum performance measures to be set by the board of directors or compensation committee of the Company in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers.

As Mr. DeSalvo’s employment is on an “at-will” basis, the Company or Mr. DeSalvo may terminate the employment relationship at any time, with or without notice and with or without cause.

Pursuant to an inducement award agreement (the “Inducement RSU Award Agreement”), Mr. DeSalvo will receive an award of 60,664 restricted stock units under Nasdaq Listing Rule 5635(c)(4) outside of the Company’s existing equity compensation plans (the “Inducement RSUs”). 50% of the Inducement RSUs are time-based and will vest as to one-third of such time-based Inducement RSUs on each anniversary date over a period of three years. The balance of the Inducement RSUs is performance-based. The performance-based RSUs will vest in three equal tranches of shares upon the Company’s attainment of specified performance metrics to be set by the board of directors or compensation committee of the Company by March 31, 2024, provided that Mr. DeSalvo remains in continuous employment with the Company through the applicable vesting date. The issuance of the Inducement RSUs to Mr. DeSalvo will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.

The foregoing descriptions of the DeSalvo Offer Letter and the Inducement RSU Award Agreement are incomplete and are qualified in their entirety by reference to the full text of the DeSalvo Offer Letter and Inducement RSU Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Mr. DeSalvo brings over 25 years of finance, risk management, and operations leadership experience, including as Senior Vice President of Shared Services at Wells Fargo & Company from 1995 to 2019 and Vice President of Service Excellence and Operations at Paychex from 2019-2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter by and between the Company and Chris DeSalvo, dated as of January 4, 2024
10.2	Inducement RSU Award Agreement between the Company and Chris DeSalvo, dated as of January 4, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.
Date: January 4, 2024
	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer

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